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CUSIP No. 29382R107                    13G                  Page 18 of 21 pages


                                    EXHIBIT A

AGREEMENT OF REPORTING PERSONS

      Each of the undersigned hereby agrees that the Schedule 13G filed on the date hereof with respect to the shares of Common Stock of Entravision Communications Corporation has been filed on behalf of the undersigned.

SIGNATURE:

      Dated: February 14, 2002

      Entities:

TSG Capital Fund II, L.P.
TSG Associates II, L.P.
TSG Associates II, Inc.
TSG Capital Fund III, L.P.
TSG Associates III, LLC
TSG Ventures, L.P.
TSGVI Associates, Inc.
Z Spanish Media Holdings, LLC



                                    By:  /s/ Cleveland A. Christophe
                                         ------------------------------
                                            Cleveland A. Christophe, as
                                            General Partner or
                                            Managing Member or as
                                            Attorney-in-fact for the
                                            above-listed entities


Individuals:

Cleveland A. Christophe
Mark D. Inglis
Darryl B. Thompson

                                    By:  /s/ Cleveland A. Christophe
                                         ------------------------------
                                            Cleveland A. Christophe,
                                            Individually and as
                                            Attorney-in-fact for the
                                            above-listed individuals